UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2026
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (385) 331-4164
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On August 18, 2026, Weave Communications, Inc. (the “Company”) announced the execution of an Agreement and Plan of Merger (the “Merger Agreement”) with Willow Parent, LLC (“Parent”) and Willow Merger Sub, Inc. (“Merger Sub”). Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Cautionary Statement Regarding Forward-Looking Statements
Statements in this Current Report on Form 8-K (this “Form 8-K”) that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Such statements are based on management’s expectations as of the date they are made and are not guarantees of future results. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “expect,” “may,” “should,” “intend,” “seek,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “future” or other similar words or phrases. These risks and uncertainties include, but are not limited to, factors such as: (i) the ability to obtain regulatory approval and meet other closing conditions to the proposed transaction, including obtaining approval of the Company’s stockholders, on the expected timeframe or at all; (ii) potential adverse reactions or changes to business relationships, operating results, financial results and the business generally resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (iii) actual or threatened litigation relating to the proposed transaction or otherwise; (iv) the inability to retain key personnel, management or customers, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, customers and other business partners; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) unexpected delays, costs, charges, fees or expenses resulting from the proposed transaction or the assumption of undisclosed liabilities related thereto; (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (viii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed; (ix) the risk that certain restrictions during the pendency of the proposed transaction may affect the Company’s ability to pursue certain business opportunities or strategic transactions; (x) actions by competitors; (xi) general adverse economic, political, social and security conditions in the regions in which the Company operates; and (xii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in other documents that the Company subsequently files from time to time with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this Form 8-K.

Additional Information and Where to Find It
This Form 8-K may be deemed to be solicitation material in respect of the proposed transaction between the Company and Parent. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed or furnished by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at investors.getweave.com or by sending a written request to the Company’s investor relations department at Investor Relations, Weave Communications, Inc., 1331 W Powell Way, Lehi, Utah 84043. This Form 8-K is not a substitute for the definitive proxy statement or any other document that may be filed or furnished by the Company with the SEC.
Participants in the Solicitation
The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the special meeting of stockholders. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on April 28, 2026, in connection with its 2026 annual meeting of stockholders, under the sections titled “Proposal One: Election of Directors,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the security holdings of the Company’s directors and executive officers have changed since the amounts described in such proxy statement, such changes have been reflected in Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, including the interests of the Company’s directors and executive officers, will be contained in the definitive proxy statement related to the proposed transaction and other relevant materials to be filed or furnished with the SEC when they become available.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	August 18, 2026

By:	/s/ Tyler Waltman

Name:	Tyler Waltman
Title:	General Counsel

Weave Announces Acquisition by Francisco Partners
Transaction Accelerates Investment in Weave’s AI-Powered Platform for Healthcare Practices
Weave Stockholders to Receive $7.40 Per Share in Cash, Representing a 34% Premium
LEHI, Utah and SAN FRANCISCO, California -- August 18, 2026 -- Weave Communications, Inc. (“Weave”) (NYSE: WEAV), a leading AI-powered patient engagement and payments platform purpose-built for healthcare practices, and Francisco Partners (“FP”), a leading global investment firm that specializes in partnering with technology companies and technology-enabled businesses, today announced that FP has entered into a definitive agreement to acquire Weave, at an aggregate equity valuation of approximately $650 Million.
Under the terms of the agreement, Weave stockholders will receive $7.40 per share in cash, representing a premium of approximately 34% to Weave’s unaffected closing stock price on August 17, 2026, the last full trading day prior to the transaction announcement. Upon completion of the transaction, Weave will cease to trade on the NYSE and become a private company.
Founded in 2008, Weave is a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses. Weave’s software solutions transform how healthcare practices attract, communicate with, and engage patients and clients to grow their business. Following the completion of the transaction Weave will continue to operate under the Weave name and maintain its headquarters in Lehi, Utah.
“Since our founding in 2008, we have built Weave for a customer most software companies overlook — the independent practices that care for patients in communities across the country. More than 40,000 locations rely on us today,” said Brett White, Chief Executive Officer of Weave. “Together with Francisco Partners, we will be able to enhance our ability to invest in our AI platform, deepen our payments and revenue cycle management capabilities, and further our vision of a better healthcare experience at every practice. Today’s announcement represents a compelling outcome for our stockholders, and we look forward to partnering with Francisco Partners, who have an extensive track record in successfully scaling companies at the intersection of vertical software and healthcare, in the next phase of Weave’s journey.”
Stuart C. Harvey Jr., Chair of the Weave Board of Directors added, “The Weave Board conducted a thorough evaluation of strategic alternatives and spoke with a number of strategic and financial parties. The transaction with Francisco Partners delivers a substantial premium and compelling, certain cash value to our stockholders. The Board unanimously determined that this transaction represents the best path forward for Weave and recommends that stockholders vote in favor of the transaction. On behalf of the entire Board, I want to thank Brett and the Weave team for building a business that has achieved this outcome and is positioned for continued growth.”
“Weave is ideally positioned to capitalize on the healthcare industry’s large and growing demand for AI to help optimize their practices and services,” said Ezra Perlman, Co-President at Francisco Partners. “Its vertical platform sits at the center of how tens of thousands of practices communicate with their patients and collect revenue, a position that is difficult to build and harder still to replicate.” Nick Nelson, Principal at Francisco Partners, added, “Weave has built a differentiated platform, and we see significant opportunity to build on that position through continued product innovation and by expanding the value Weave delivers to its customers. We are excited to partner with the entire team for the next chapter of Weave’s growth.”
Transaction Details, Approvals and Timing
The transaction, which was unanimously approved by the Weave Board of Directors, is anticipated to close in the fourth quarter of 2026, subject to customary closing conditions, including approval by Weave stockholders and the receipt of required regulatory approvals.
As of the date of the Agreement, no executive officer has entered into any agreement with Francisco Partners to roll over equity, invest alongside the buyer, or acquire an equity interest in the surviving company.
Advisors
Jefferies LLC is serving as exclusive financial advisor to Weave and Orrick, Herrington & Sutcliffe LLP is serving as its legal counsel. Kirkland & Ellis LLP is serving as legal counsel to Francisco Partners.
About Weave
Weave is a leading vertical SaaS company delivering an AI-powered patient engagement and payments platform purpose-built for modern healthcare practices. More than software, Weave is an always-on teammate—handling patient interactions across voice and text and operating at the center of the patient journey. Through agentic AI workflows and authorized integrations with practice management systems, Weave ensures critical tasks like scheduling, insurance verification, and payments happen seamlessly, so nothing falls between the cracks. By embedding AI directly into daily operations, Weave reduces administrative workload, frees up staff to focus on human-centered care, and delivers real-time insights that help practices run smarter and grow with confidence. Serving over 40,000 customer locations, Weave was named a 2026 Best Software Awards winner for healthcare software products by G2. To learn more, visit getweave.com/newsroom.
About Francisco Partners
Francisco Partners is a leading global investment firm that specializes in partnering with technology and technology-enabled businesses. Since its launch over 25 years ago, Francisco Partners has invested in over 500 technology companies, making it one of the most active and longstanding investors in the technology industry. With over $75 billion in capital raised to date, the firm invests in opportunities where its deep sectoral knowledge and operational expertise can help companies realize their full potential. For more information on Francisco Partners, please visit www.franciscopartners.com.
Media Contacts
Weave: Chelsea Kilpack, Internal Communications & PR Manager — pr@getweave.com
Investor Relations: IR@getweave.com
Francisco Partners: Prosek Partners, pro-FP@prosek.com

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Weave Communications, Inc. (“Weave”) by affiliates of Francisco Partners (the “Merger”), the expected timetable for completing the Merger, the expected benefits of the Merger, and other statements regarding Weave’s future expectations, beliefs, plans, objectives, financial condition, assumptions, or future events or performance that are not historical facts. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” or the negative of these terms or other similar expressions.
These forward-looking statements are based on management’s current beliefs and on assumptions made by, and information currently available to, Weave, all of which are subject to change, and are not guarantees of future performance. Actual results may differ materially due to known and unknown risks and uncertainties, including: the risk that the Merger may not be completed in a timely manner or at all; the failure to obtain the required vote of Weave’s stockholders; the failure to satisfy or waive any of the conditions to closing, including receipt of required regulatory approvals, or the receipt of such approvals subject to conditions that are not anticipated; the occurrence of any event, change, or circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring a party to pay a termination fee; the effect of the announcement or pendency of the Merger on Weave’s business relationships, operating results, and business generally; risks that the Merger disrupts Weave’s current plans and operations; restrictions imposed on Weave’s business during the pendency of the Merger, including restrictions that may impact Weave’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s attention from ongoing business operations; unexpected costs, charges, or expenses resulting from the Merger; potential litigation relating to the Merger; the risk that the Merger and its announcement could have an adverse effect on Weave’s ability to retain and hire key personnel, retain customers, and maintain relationships with business partners, suppliers, and customers; the risk that any announcements relating to the Merger could have an adverse effect on the market price of Weave’s common stock; and the risks described under the heading “Risk Factors” in Weave’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Weave’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), available on the SEC Filings section of the Investor Relations page of Weave’s website at investors.getweave.com.
No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Forward-looking statements speak only as of the date of this communication, and Weave undertakes no obligation to update or supplement any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Additional Information and Where to Find It
This communication is being made in respect of the proposed merger involving Weave Communications, Inc. and affiliates of Francisco Partners. In connection with the proposed merger, Weave will file with the SEC relevant materials, including a proxy statement (the “Proxy Statement”) relating to a special meeting of Weave’s stockholders to be held in connection with the proposed merger, the definitive version of which will be sent or provided to Weave’s stockholders. Weave may also file other documents with the SEC regarding the proposed merger. This document is not a substitute for the Proxy Statement or any other document which Weave may file with the SEC or send to its stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, PARTIES TO THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when available) and other documents that are or will be filed with the SEC through the website maintained by the SEC at www.sec.gov, Weave’s investor relations website at investors.getweave.com or by contacting Weave’s Investor Relations department by email at ir@getweave.com or by telephone at (801) 656-8231.
Participants in the Solicitation
Weave and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the special meeting of stockholders. Information regarding Weave’s directors and executive officers is available in Weave’s definitive proxy statement filed with the SEC on April 28, 2026, in connection with its 2026 annual meeting of stockholders, under the sections titled “Proposal One: Election of Directors,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the security holdings of Weave’s directors and executive officers have changed since the amounts described in such proxy statement, such changes have been reflected in Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, including the interests of Weave’s directors and executive officers, will be contained in the definitive proxy statement related to the proposed merger and other relevant materials to be filed or furnished with the SEC when they become available.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.